EXHIBIT 99.1
Hollywood Media Corp. Reports Second Quarter 2008 Results
- Broadway Ticketing EBITDA Increases 56.9% Compared to 2Q07 -
BOCA RATON, Fla., August 6, 2008 — Hollywood Media Corp. (NasdaqGM: HOLL), a leading provider of news, information and ticketing covering the entertainment and media industries, today reported financial results for the second quarter ended June 30, 2008.
Second Quarter 2008 Financial Results
As previously reported, in August 2007 Hollywood Media sold its Showtimes business unit to West World Media, LLC. For purposes of the financial results presented in this press release, the operating results and the gain on sale of the sold business are reported as discontinued operations in accordance with GAAP and are excluded from Hollywood Media’s net revenues and results of continuing operations for all periods presented.
Hollywood Media’s net revenues for the three months ended June 30, 2008 decreased 2.2 percent to $37.1 million compared to $37.9 million for the second quarter of 2007. The decrease was primarily driven by a 2.9 percent decline in the Broadway Ticketing division due to a $1.1 million decrease in revenue from Theatre.com, the Company’s London West End ticketing operation. Theatre.com transitioned from handling its own sales to an arrangement with a third party ticket agency. As a result of this arrangement, Theatre.com recognizes an agency commission based on ticket price which reduced its revenue while increasing the profitability of the UK ticketing business as there are now less operational costs associated with this business.
The loss from continuing operations for the second quarter of 2008 decreased 62.9 percent to $734,362, or $0.02 per basic and diluted share based on 31,964,851 weighted average common shares outstanding, compared to a $2.0 million loss from continuing operations for the second quarter of 2007, or $0.06 per basic and diluted share based on 33,445,413 weighted average common shares outstanding.
EBITDA (Modified)* for the Company as a whole for the second quarter of 2008 decreased to a loss of $237,728 compared to a loss of $1.4 million in EBITDA (Modified) for the second quarter of 2007, an 83.6 percent improvement.
Net loss for the second quarter of 2008 was $734,362, or $0.02 per basic and diluted share based on 31,964,851 weighted average common shares outstanding, compared to a net loss for the second quarter of 2007 of $1.4 million, or $0.04 per basic and diluted share, based on 33,445,413 weighted average common shares outstanding. Second quarter 2008 results include a $1.3 million dividend related to the Company’s 26.2 percent equity interest in MovieTickets.com. The decrease in weighted average common shares outstanding in the second quarter of 2008 as compared to the same period of 2007 was due to the Company’s stock repurchases during the fourth quarter of 2007.
Hollywood Media’s cash and cash equivalents were $20.9 million at June 30, 2008, as compared to cash and cash equivalents of $26.8 million at December 31, 2007. Hollywood Media’s cash and cash equivalents at June 30, 2008 did not include the dividend declared by MovieTickets.com in the second quarter of 2008, which was received by Hollywood Media in July 2008.

Hollywood Media Corp. Reports Second Quarter 2008 Results	Page 2
“We reported solid second quarter results, particularly given the current general economic slowdown,” said Mitchell Rubenstein, Hollywood Media’s Chief Executive Officer. ”While overall revenues were down slightly, primarily due to the changes we made to our UK ticketing business, the Company benefited from increased profitability at Broadway.com. We are also seeing strength in ticket purchases among foreign buyers as well as strong sponsorship sales on Broadway.com and increased group sales. We are looking forward to the launch of an exciting line-up of new Broadway shows in the fourth quarter positioning us well for the holiday season.”
Rubenstein continued, “We continue to review potential M&A opportunities that are focused on helping us to build our profitability and unlock the value of our assets.”
Second Quarter 2008 Business Review
During the second quarter of 2008, Broadway Ticketing revenues were $33.8 million, a 2.9 percent decrease from the second quarter of 2007. The decrease resulted from a $1.1 million decrease in revenue from Theatre.com, the Company’s London West End ticketing operation. As previously reported, in late 2007 Theatre.com transitioned from handling its own sales to an arrangement with a third party ticket agency. As a result of this arrangement, Theatre.com recognizes an agency commission based on ticket price, which reduced its revenue while increasing the profitability of the UK ticketing business as there are now less operational costs associated with this business.
EBITDA* for the Broadway Ticketing division in the second quarter 2008 was $1.3 million, an increase of 56.9 percent as compared to $802,796 in the second quarter of 2007, driven by the benefit from the pricing flexibility resulting from regulatory changes in New York and an increase in sponsorship revenue on Broadway.com.
Revenues for the Ad Sales segment were $2.8 million in the second quarter of 2008, flat compared to the same quarter in 2007.
EBITDA* for the Ad Sales segment was a loss of $398,346 in the second quarter of 2008, compared to income of $134,189 in the second quarter of 2007. EBITDA for the recent period was impacted by the continued investment in Hollywood.com.

Hollywood Media Corp. Reports Second Quarter 2008 Results	Page 3
Select Segment Highlights
The following tables provide revenue, EBITDA* and net income data for our two highest revenue generating segments. The tables below should be reviewed in conjunction with (i) the “Note on EBITDA” in this press release below and (ii) the attached financial tables which include EBITDA results for all of our reportable segments, with reconciliations to the GAAP results reflected in Hollywood Media’s consolidated income statements. The segment results for our operating divisions do not include expenses in our “Other” segment comprised mainly of specified corporate and public company expenses.
Quarter Ended June 30 (“Q2”)
Net Revenue

	Q2 2008	Q2 2007	% Change
Broadway Ticketing Division	$33,764,778	$34,768,110	-2.9%
Ad Sales Division	$2,810,525	$2,828,335	-0.6%
EBITDA*

	Q2 2008	Q2 2007	% Change
Broadway Ticketing Division	$1,259,533	$802,796	56.9%
Ad Sales Division	$(398,346)	$134,189	-396.9%
Net Income (Loss)

	Q2 2008	Q2 2007	% Change
Broadway Ticketing Division	$1,086,357	$733,431	48.1%
Ad Sales Division	$(693,150)	$(71,580)	-868.4%
Teleconference Information
Management will host a teleconference to discuss Hollywood Media’s second quarter 2008 financial results on Wednesday, August 6, 2008 at 10:00 a.m. Eastern Time. To access the teleconference, please dial 888-562-3654 (U.S.) or 973-582-2703 (International) approximately 10 minutes prior to the start of the call. The reference passcode for the call is 57215840. The teleconference will also be available via live Web cast on the investor relations portion of Hollywood Media’s Web site, located at http://www.hollywood.com/corporate_profile/about_us/468707. Following prepared remarks, management will take questions from the audience via phone and e-mail. To ask a question via e-mail, please send your questions to questions@exec.hollywood.com in advance of, or during, the live call.
If you are unable to listen to the live teleconference at its scheduled time, there will be a replay available through September 4, 2008 and can be accessed by dialing 800-642-1687 (U.S.) or 706-645-9291 (Int’l), passcode 57215840. An archived version of the webcast will also be available on the investor relations portion of Hollywood Media’s Web site.

Hollywood Media Corp. Reports Second Quarter 2008 Results	Page 4
About Hollywood Media Corp.
Hollywood Media Corp. is a leading provider of news, information and ticketing covering the entertainment and media industries. Hollywood Media’s businesses include: its Broadway Ticketing division including Broadway.com, 1-800-Broadway and Theatre Direct International; and its Ad Sales division including Hollywood.com and the UK-based CinemasOnline. Other Hollywood Media businesses include Hollywood.com Television, a free VOD cable TV network, and Hollywood Media’s minority interest in MovieTickets.com.
*Note on EBITDA
EBITDA and EBITDA (Modified) are non-GAAP financial measures. EBITDA is defined as net income before interest, taxes, depreciation and amortization. EBITDA (Modified) is defined as loss from continuing operations before interest, taxes, depreciation and amortization on continuing operations. Hollywood Media has presented EBITDA in this release because it considers such information an important supplemental measure which management utilizes as one of its tools in evaluating performance and believes it is frequently used by securities analysts, investors and other interested parties in the evaluation and comparison of companies in our industry as well as our results of operations from period to period. EBITDA has limitations as an analytical tool, and you should not consider it in isolation, or as a substitute for Hollywood Media’s financial results as reported under GAAP. Some of these limitations are: (a) EBITDA does not reflect changes in, or cash requirements for, Hollywood Media’s working capital needs; (b) EBITDA does not reflect interest expense, or the cash requirements necessary to service interest or principal payments, if any; and (c) although depreciation and amortization are non-cash charges, the assets being depreciated and amortized may have to be replaced in the future, and EBITDA does not reflect any cash requirements for such capital expenditures. Because of these limitations, EBITDA should not be considered as a principal indicator of Hollywood Media’s performance. Hollywood Media compensates for these limitations by relying primarily on Hollywood Media’s GAAP results and using EBITDA only supplementally. Hollywood Media has provided a reconciliation of net income to EBITDA in the attached tables.
Note on Forward-Looking Statements
Statements in this press release may be “forward-looking statements” within the meaning of federal securities laws. The matters discussed herein that are forward-looking statements are based on current management expectations that involve risks and uncertainties that may result in such expectations not being realized. Actual outcomes and results may differ materially from what is expressed or forecasted in such forward-looking statements due to numerous potential risks and uncertainties, including, but not limited to, the need to manage our growth and integrate new businesses, our ability to realize anticipated revenues, cost efficiencies and sources of capital, the impact of potential future dispositions or other strategic transactions by Hollywood Media, our ability to develop and maintain strategic relationships, our ability to compete with other media, data and internet companies, technology risks, the volatility of our stock price, and other risks and factors described in Hollywood Media Corp.’s filings with the Securities and Exchange Commission including our Form 10-K for 2007. Such forward-looking statements speak only as of the date on which they are made.
Attached are the following financial tables:
CONSOLIDATED BALANCE SHEETS
CONSOLIDATED STATEMENTS OF OPERATIONS
SEGMENT SUMMARY FINANCIAL DATA AND EBITDA RECONCILIATION
Contact:
Investor Relations Department
Hollywood Media Corp.
L. Melheim
ir@boca.hollywood.com
561-998-8000

HOLLYWOOD MEDIA CORP. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS

	June 30,	December 31,
	2008	2007
	(unaudited)
ASSETS

CURRENT ASSETS:
Cash and cash equivalents	$20,946,053	$26,758,550
Receivables, net	3,051,683	3,038,711
Inventories held for sale	4,704,413	3,950,578
Deferred ticket costs	12,832,064	16,481,861
Prepaid expenses	1,972,518	2,290,182
Other receivables	1,903,537	3,873,799
Dividend receivable	1,311,100	—
Other current assets	143,294	629,298

Total current assets	46,864,662	57,022,979

PROPERTY AND EQUIPMENT, net	5,238,071	4,890,120
INVESTMENTS IN AND ADVANCES TO UNCONSOLIDATED INVESTEES	290,243	286,985
INTANGIBLE ASSETS, net	1,620,594	1,477,822
GOODWILL	29,822,422	30,237,137
OTHER ASSETS	54,711	63,793

TOTAL ASSETS	$83,890,703	$93,978,836

LIABILITIES AND SHAREHOLDERS’ EQUITY

CURRENT LIABILITIES:
Accounts payable	$4,004,313	$5,655,729
Accrued expenses and other	3,767,873	4,808,551
Deferred revenue	20,184,994	24,273,625
Customer deposits	1,432,357	1,928,357
Current portion of capital lease obligations	161,316	141,809
Current portion of notes payable	59,463	53,422

Total current liabilities	29,610,316	36,861,493

DEFERRED REVENUE	586,915	544,491
CAPITAL LEASE OBLIGATIONS, less current portion	223,652	255,971
OTHER DEFERRED LIABILITY	873,711	622,189
NOTES PAYABLE, less current portion	79,699	94,289

COMMITMENTS AND CONTINGENCIES

SHAREHOLDERS’ EQUITY:
Preferred Stock, $.01 par value, 1,000,000 shares authorized; none outstanding	—	—
Common stock, $.01 par value, 100,000,000 shares authorized; 32,095,552 and 31,897,983 shares issued and outstanding at June 30, 2008 and December 31, 2007, respectively	320,956	318,980
Additional paid-in capital	310,917,962	310,120,531
Accumulated deficit	(258,722,508)	(254,839,108)

Total shareholders’ equity	52,516,410	55,600,403

TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$83,890,703	$93,978,836

HOLLYWOOD MEDIA CORP. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	SIX MONTHS ENDED		THREE MONTHS ENDED
	JUNE 30,		JUNE 30,
	2008	2007	2008	2007
NET REVENUES
Ticketing	$59,062,595	$58,851,282	$33,764,778	$34,768,110
Other	6,347,644	5,786,994	3,299,472	3,148,530

	65,410,239	64,638,276	37,064,250	37,916,640

OPERATING COSTS AND EXPENSES
Cost of revenues — ticketing	49,782,868	50,513,554	28,762,843	30,150,574
Editorial, production, development and technology (exclusive of depreciation and amortization shown separately below)	3,180,216	2,669,638	1,566,843	1,362,063
Selling, general and administrative (exclusive of depreciation and amortization shown separately above)	8,561,579	7,794,311	4,105,835	3,724,871
Payroll and benefits	8,030,321	8,074,525	4,115,078	4,120,580
Depreciation and amortization	1,255,694	857,446	601,040	428,125

Total operating costs and expenses	70,810,678	69,909,474	39,151,639	39,786,213

Loss from operations	(5,400,439)	(5,271,198)	(2,087,389)	(1,869,573)

EQUITY IN EARNINGS OF UNCONSOLIDATED INVESTEES	1,317,513	875	1,314,074	671

OTHER INCOME (EXPENSE)
Interest, net	300,333	(319,621)	122,199	(138,296)
Other, net	(34,985)	39,262	(41,186)	37,400

Loss from continuing operations before minority interest	(3,817,578)	(5,550,682)	(692,302)	(1,969,798)

MINORITY INTEREST IN INCOME OF SUBSIDIARIES	(65,822)	(382)	(42,060)	(10,370)

Loss from continuing operations	(3,883,400)	(5,551,064)	(734,362)	(1,980,168)

Income from discontinued operations	—	1,048,938	—	538,161

Net loss	$(3,883,400)	$(4,502,126)	$(734,362)	$(1,442,007)

Basic and diluted income (loss) per common share
Continuing operations	$(0.12)	$(0.16)	$(0.02)	$(0.06)
Discontinued operations	—	0.03	—	0.02

Total basic and diluted net loss per share	$(0.12)	$(0.13)	$(0.02)	$(0.04)

Weighted average common and common equivalent shares outstanding — basic and diluted	31,909,540	33,351,780	31,964,851	33,445,413

Hollywood Media Corp.
Segment Summary Financial Data and EBITDA Reconciliation
For the Six Months Ended June 30, 2008
(unaudited)

	Broadway		Intellectual
	Ticketing	Ad Sales (1)	Properties	Cable TV	Other (2)	Total
Net Revenues	$59,062,595	$5,423,012	$742,040	$182,592	$—	$65,410,239
Operating Income (Loss)	$1,479,861	$(1,647,003)	$143,221	$(102,940)	$(5,273,578)	$(5,400,439)
Net Income (Loss) from continuing operations	$1,525,678	$(1,619,156)	$76,743	$(102,940)	$(3,763,725)	$(3,883,400)
Add back (Income) Expense:
Interest, net	(55,521)	7,976	(2,154)	—	(250,634)	(300,333)
Taxes	—	(18,107)	—	—	52,000	33,893
Depreciation and Amortization	459,520	581,424	—	661	214,089	1,255,694

EBITDA Income (Loss) from continuing operations	$1,929,677	$(1,047,863)	$74,589	$(102,279)	$(3,748,270)	$(2,894,146)

For the Six Months Ended June 30, 2007
(unaudited)

	Broadway		Intellectual
	Ticketing	Ad Sales (1)	Properties	Cable TV	Other (2)	Total
Net Revenues	$58,851,282	$5,192,171	$478,693	$116,130	$—	$64,638,276
Operating Income (Loss)	$951,754	$(528,357)	$(121)	$(271,230)	$(5,423,244)	$(5,271,198)
Net Income (Loss) from continuing operations	$964,346	$(495,723)	$5,329	$(271,230)	$(5,753,786)	$(5,551,064)
Add back (Income) Expense:
Interest	(20,344)	(110)	(4,957)	—	345,032	319,621
Taxes	(7,400)	(30,565)	—	—	735	(37,230)
Depreciation and Amortization	169,404	450,607	—	5,439	231,996	857,446

EBITDA Income (Loss) from continuing operations	$1,106,006	$(75,791)	$372	$(265,791)	$(5,176,023)	$(4,411,227)

For the Three Months Ended June 30, 2008
(unaudited)

	Broadway		Intellectual
	Ticketing	Ad Sales (1)	Properties	Cable TV	Other (2)	Total
Net Revenues	$33,764,778	$2,810,525	$408,907	$80,040	$—	$37,064,250
Operating Income (Loss)	$1,079,490	$(689,826)	$86,288	$(28,815)	$(2,534,526)	$(2,087,389)
Net Income (Loss) from continuing operations	$1,086,357	$(693,150)	$47,967	$(28,815)	$(1,146,721)	$(734,362)
Add back (Income) Expense:
Interest, net	(22,262)	2,334	(765)	—	(101,506)	(122,199)
Taxes	—	(7,207)	—	—	25,000	17,793
Depreciation and Amortization	195,438	299,677	—	331	105,594	601,040

EBITDA Income (Loss) from continuing operations	$1,259,533	$(398,346)	$47,202	$(28,484)	$(1,117,633)	$(237,728)

For the Three Months Ended June 30, 2007
(unaudited)

	Broadway		Intellectual
	Ticketing	Ad Sales (1)	Properties	Cable TV	Other (2)	Total
Net Revenues	$34,768,110	$2,828,335	$282,240	$37,955	$—	$37,916,640
Operating Income (Loss)	$712,302	$(95,332)	$22,594	$(136,873)	$(2,372,264)	$(1,869,573)
Net Income (Loss) from continuing operations	$733,431	$(71,580)	$15,521	$(136,873)	$(2,520,667)	$(1,980,168)
Add back (Income) Expense:
Interest	(8,316)	(28)	(2,626)	—	149,266	138,296
Taxes	(7,400)	(24,131)	—	—	—	(31,531)
Depreciation and Amortization	85,081	229,928	—	2,424	110,692	428,125

EBITDA Income (Loss) from continuing operations	$802,796	$134,189	$12,895	$(134,449)	$(2,260,709)	$(1,445,278)

(1)	The Ad Sales segment includes Internet advertising sales on Hollywood.com, commissions from advertising sales on MovieTickets.com and Internet and other advertising sales by CinemasOnline.

(2)	The Other segment is comprised of payroll and benefits for corporate and administrative personnel as well as other corporate-wide expenses such as audit fees, proxy costs, insurance, centralized information technology, and includes consulting fees and other fees and costs relating to compliance with the provisions of the Sarbanes-Oxley Act of 2002 that require Hollywood Media and its Independent Registered Public Accounting Firm to make an assessment of and report on internal control over financial reporting.